EX-23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-32787 and 33-361771of North Valley Bancorp on Form S-8 of our report dated January 27, 1999, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1998.





/s/ DELOITTE & TOUCHE LLP
----------------------------
Sacramento, California
March 29, 1999


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